LEASE/INSTALLMENT PURCHASE AGREEMENT
               FOR TWO (2) 7-MILE PIPELINES AND TRANSFER TERMINAL

THIS AGREEMENT ("Agreement") is made and entered into as of _________ ___, 1999 by and between PENN OCTANE CORPORATION, a Delaware corporation ("POC"), and CPSC INTERNATIONAL, a Texas corporation ("CPSC") (collectively referred to as the "Parties" and individually referred to as a "Party" where either POC or CPSC could apply).

WHEREAS, CPSC has agreed to design, construct and own two (2) "Pipelines and Transfer Terminal" (as hereinafter defined) and to lease the Pipelines and Transfer Terminal to POC, and POC has agreed to lease the Pipelines and Transfer Terminal from CPSC and to pay the Rental (as hereinafter defined), all under the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual promises contained herein, the benefits to be derived by each Party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.     DEFINITIONS

1.1. Definitions. The following terms as used in this Agreement shall have the respective meanings assigned to them below:

1.1.1. "Pipelines" means those two (2) Pipelines, approximately seven (7) miles in length and with a nominal 8.625 inch outside diameter (8.625" O.D.) and with a nominal 6.625 inch outside diameter (6.625" O.D.), to be constructed in Matamoros, Tamaulipas, Mexico, as more particularly described in Exhibit "A" attached hereto and made a part hereof.

1.1.2. "Transfer Terminal" means the affixed to or installed equipment, tanks, etc., regarding the final destination for the receiving of liquefied petroleum gas and/or the storage plant for re-distribution and re-delivery of a similar amount of said product.

1.1.3. "Facilities" means the vents, casings, valves, cathodic protection devices, and other items of personal property which are constructed on, affixed to or installed on the Pipelines inlet flange to inlet flange and equipment or facilities used in the operation or monitoring of the Pipelines.

1.1.4. "Easements" means those Pipelines and Transfer Terminal right-of-way permits, licenses and easements which are to be physically occupied by the Pipelines, Transfer Terminal and the Facilities and or necessary to operate the Pipelines, Transfer Terminal and the Facilities as set out in the final design.

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1.1.5.     "Operator"  means  CPSC  or  its  designee.

1.1.6. "Pipeline and Transfer Terminal Assets" means the Pipelines and Transfer Terminal together with the Facilities and the Easements.

1.1.7. "Operating Requirements" means the general description of the Pipelines, Transfer Terminal and Facilities to be constructed by CPSC and the expected operating requirements as determined by POC and as set forth in Exhibit "B" hereto.

1.1.8.     "Substantial  Completion  Date"  is  defined  in  Section  3.6.

1.1.9. "Lease Anniversary Date" means twelve (12) months after the first day of the month during which the "Substantial Completion Date" occurs.

1.1.10.      "Month"  means  a  calendar  month.

1.1.10. "Lease Effective Date" means the first day of the Month in which the Substantial Completion Date occurs.

1.1.11 "Initial Lease Year" means the period commencing on the Lease Effective Date and ending on the first Lease Anniversary Date thereafter.

1.1.12. "Lease Year" means the Initial Lease Year or any subsequent twelve-month period commencing on a Lease Anniversary Date during the term of this Agreement.

1.1.13.  "Lease  Term"  is  defined  in  Section  3.8.

1.2.     Other  Definitions.  Terms  defined in other portions of this Agreement
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shall  have  the  respective  meanings  so  assigned  to them in this Agreement.

2.     DESIGN  AND  CONSTRUCTION

2.1.     Design  and  Specifications.  CPSC  shall proceed promptly and with due
         ---------------------------
diligence to prepare the engineering design and specifications of the Pipelines, Transfer Terminal and the Facilities in order to comply with the Operating Requirements. CPSC shall complete and provide POC with a copy of such design in accordance with Exhibit "B", which POC shall expeditiously review. CPSC shall receive POC's written approval of such design of the Pipelines, Transfer Terminal and the Facilities prior to commencement of construction. Such design, which may be subsequently altered, will be described in words and mapped and shall become Exhibit "A".

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
2.2.     Construction.  Following  POC's  approval  of  the  design,  CPSC  will
         ------------
proceed promptly and with due diligence to acquire the Easements and to construct the Pipelines, Transfer Terminal and the Facilities in accordance with Exhibit "B" and approved design and specifications.

2.3.     Design  and  Construction  Costs.  CPSC  shall  bear  and pay the costs
         --------------------------------
incurred in connection with the design and construction of the Pipelines, Transfer Terminal and the Facilities and the acquisition of the Easements.

2.4.     Ownership.  Except  as  otherwise provided in Section 5, and unless and
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until  the option to purchase provided for in Section 5 is exercised, CPSC shall be the owner of the Pipelines and Transfer Terminal, the Facilities and the Easements.

2.5.     Inspection  of  Materials  and  Work.
         -------------------------------------

2.5.1. The plans and specifications for the Pipelines and Transfer Terminal are referred to in this Agreement as "the Design and Specifications" which shall be included in Exhibit "A".

2.5.2. In accordance with the following provisions, prior to the Substantial Completion Date, POC shall have the right to inspect the Pipelines, Transfer Terminal and the Facilities and satisfy itself as to their condition and compliance with the Design and Specifications. In this regard, CPSC shall furnish to POC access at all reasonable times to all pipe and other materials to be used in the construction of the Pipelines, Transfer Terminal and Facilities and to the work of construction of the Pipelines, Transfer Terminal and Facilities whenever work is in progress, in order that POC may examine and inspect the pipe and other materials and observe the work and may assure itself that the terms of the Design and Specifications are being met. POC shall have the right to conduct such inspections of the pipe and other materials to be used in the construction of the Pipelines, Transfer Terminal and Facilities and of the work at its sole cost, risk and expense. POC and CPSC contemplate that POC will be given the opportunity to conduct thorough inspections of all work and all pipe and other materials in the construction of the Pipelines, Transfer Terminal and Facilities, and that POC will at its discretion conduct inspections of and will observe certain pipe and materials and certain work as the work progresses and segments are being constructed. In this connection,

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2.5.2.1.     POC  shall  designate  a  representative  of  POC  ("POC's
Representative") in order to perform inspections on behalf of POC at POC's discretion and who shall communicate with CPSC on behalf of POC regarding any such inspections, notify CPSC of any defective pipe or other equipment and defects in work or failure to comply with the Design and Specifications discovered during such inspections, and shall communicate with CPSC regarding the curing of any discovered defects and repairs to or replacements of any such defective work and materials.

2.5.2.2. CPSC shall designate a representative of CPSC ("CPSC's Representative") who shall be responsible for communicating with POC's Representative on behalf of CPSC for purposes of this Section 2.5.2.2. and shall be physically present or available by telephone or telefax during inspections by POC's Representative;

2.5.2.2.1. POC's Representative shall coordinate such inspections to avoid unnecessarily delaying the progress of work and shall conduct such inspections of pipe, coating and welding when pipe and workmanship are available for inspection (that is, before being lowered into the ditch and covered), and CPSC shall not be obligated to subsequently uncover pipe for inspection which was not conducted when POC had the reasonable opportunity to do so when the pipe and workmanship were available for inspection; and

2.5.2.2.2. If, in the reasonable judgment of POC, work or pipe or other materials are defective or fail to comply with the Specifications, POC's
Representative shall notify CPSC's Representative at the time of POC's Representative's discovery of such defect or failure or as soon thereafter as possible, and CPSC shall repair or replace the defective work or materials in a manner complying with the Design and Specifications (in this regard, any such notification by POC's Representative which is not initially made in writing shall be confirmed in writing by POC's Representative within twenty-four hours after the applicable inspection). The scope of such inspections shall be limited to determining whether the inspected pipe and materials and the results of the work comply with the Design and Specifications.

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3.     PIPELINE  AND  TRANSFER  TERMINAL  LEASE  AND  RENTAL

3.1.     Pipeline  and  Transfer  Terminal  Lease.  For  and in consideration of
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POC's  payment  of  the rentals herein provided, CPSC hereby agrees to lease and let unto POC, effective as of the Lease Effective Date, the Pipelines, Transfer Terminal and the Facilities for the Lease Term (as herein defined), on the terms set forth herein. During the Lease Term, the Pipelines and the Facilities shall be operated by the Operator in accordance with the terms of the Operating Agreement attached hereto as Exhibit "C".

3.2.     Rental.  For  the  duration  of the Lease Term (as herein defined), POC
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shall  pay  to  CPSC as rental the sum of Eight Hundred Sixteen Thousand Dollars
($816,000.00) per Lease Year (the "Rental"), subject to following provisions of this Section 3.2. The Rental for each Lease Year is payable in twelve (12) equal monthly installments of Sixty-Eight Thousand Dollars ($68,000.00) each, due and payable on or before the last day of each Month provided, however, if the Substantial Completion Date does not occur on the first day of the Month, then, solely with respect to the installment of rental payable for the initial Month of the Initial Lease Year. POC shall make an entire monthly installment. Such payment shall be considered a prepayment for the partial month's rental at the end of the Lease Term. POC shall require its customer to make all payments to an escrow account in the name of CPSC. An escrow agent (RZB) will deduct the lease payment and any other funds due CPSC from the escrow account and remit the remainder to POC. A sample escrow agreement is attached as Exhibit "F."

3.3.     Letter  of  Credit.  POC  shall  provide,  at  closing  of  the  Lease
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Installment  Agreement,  an  irrevocable  standby  letter of credit to guarantee payments to CPSC in the amount of Four Hundred Eight Thousand Dollars ($408,000.00). If there is a default in payment, CPSC can call on the letter of credit for payment. The irrevocable letter of credit will be obtained from a first rated bank acceptable to CPSC.

3.4.     Security  Agreement.  POC  will  grant  CPSC  a first priority security
         -------------------
interest in all of its assets (except for accounts receivable and inventory) including; the POC contract rights with Seadrift, Exxon, and PMI or other PEMEX entities as security for the timely payment of the lease payments. POC will provide U.C.C. and lien documents as necessary to perfect CPSC's priority interest herein mentioned.

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
3.5.     Default.
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3.5.1.     Each  of  the following shall be deemed a default by POC and a breach of  this  Agreement:

3.5.1.1. Filing of a petition for adjudication as a bankrupt, or for reorganization, or for an arrangement under any Federal or State statue;

3.5.1.2. Dissolution or liquidation of POC, without the transfer to and assumption by a financially responsible third party of this Agreement;

3.5.1.3. Appointment of a permanent or temporary receiver or a permanent or temporary trustee of all or substantially all the property of POC;

3.5.1.4. Taking possession of the property of POC by a governmental officer or agency pursuant to statutory authority for dissolution, rehabilitation, reorganization or liquidation, nationalization or other similar government action;

3.5.1.5.     Making  by  POC  of  an  assignment  for  the benefit or creditors.

3.5.1.6. Filing of a voluntary lien without CPSC's permission, which will not be unreasonably withheld, or involuntary lien on the assets of POC that are security for this lease.

If any event mentioned in this Section 3.5.1. shall occur, CPSC may thereupon or at any time within ninety (90) days thereafter elect to terminate this Agreement upon ten (10) days' prior written notice to POC and this Agreement shall terminate on the day in such notice specified with the same force and effect as if that date were the date herein fixed for the Term of this Agreement.

3.5.2. Default in the payment of the rental or any other amount herein reserved or any part thereof for a period of sixty (60) days after written notice of such default from CPSC.

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
3.5.3. In the event of any default under Section 3.5.1. and/or 3.5.2., CPSC, at its option, in addition to all other rights, can present a letter of default to the __________ bank and draw down on the letter of credit provided by POC, and can repossess and assume all rights in any assets or agreements that constitute security for this lease.

3.5.4. Default in the performance of any other covenant or condition of this Agreement on the part of either party to be performed for a period of sixty (60) days after written notice from the non-defaulting party specifying the nature of such default. For purposes of this Section 3.5.4., no default on the part of either party in performance of work required to be performed or acts to be done shall be deemed to exist if after receipt of the aforesaid notice the party in default diligently takes action to rectify the same and prosecutes such action towards completion with reasonable diligence, subject, however, to avoidable delays.

3.5.5.     In  case  of  any  such  default  under Section 3.5.2. and/or Section
3.5.4. and at any time within ninety (90) days thereafter following the expiration of the respective grace periods above-mentioned, the non-defaulting party may serve a notice upon the defaulting party electing to terminate this Agreement upon a specified date not less than thirty (30) days after the date of serving such notice and this Agreement shall expire on the date so specified as if that date had been originally fixed as the expiration date of the Term herein granted. However, a default under Section 3.5.2. and/or Section 3.5.4. shall be deemed waived if such default is remedied before the date specified for termination in the notice of termination served on the defaulting party pursuant to this Section 3.5.5.

3.6.     Substantial  Completion.  In  the  event  that  CPSC,  using  its  best
         -----------------------
efforts, determines that it will not be able to meet the Substantial Completion Date, CPSC shall inform POC. When, in CPSC's judgment, CPSC has completed the Pipelines, Transfer Terminal and Facilities in a condition to be placed in service, CPSC shall conduct a hydrostatic pressure test in accordance with the Design and Specifications. If the Pipelines, Transfer Terminal and Facilities fail to satisfy such test, CPSC shall use all reasonable efforts to repair the Pipelines, Transfer Terminal and Facilities so that the Pipelines, Transfer Terminal and Facilities satisfy such test. "Substantial Completion Date" as used herein shall occur when, and shall mean the date on which, the Pipelines, Transfer Terminal and Facilities have satisfied such hydrostatic pressure test and are clean and dry internally so as to be ready to be placed in service ("Substantial Completion"). CPSC shall use its best efforts to obtain all necessary rights of way and design, engineer, construct, test and obtain permits for the Pipelines, Transfer Terminal and Facilities so that the Substantial Completion Date is no later than May 1, 1999.

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
3.7.     Certificate.  When  substantial  completion  has  occurred, the Parties
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shall  execute  a  certificate substantially in the form of Exhibit "D" attached hereto setting forth such fact, specifying the Substantial Completion Date, and acknowledging that the lease of the Pipelines, Transfer Terminal and Facilities commences on the Lease Effective Date.

3.8.     Lease  Term.  The  Pipelines,  Transfer Terminal and the Facilities are
         -----------
leased for a term commencing on the Lease Effective Date and ending on the last day of the fifteenth (15th) Lease Year or if prior to such date, at the end of the Lease Year during which POC exercises its option to purchase under Section 5 (i.e., the 10th, or 15th Lease Year, as applicable) (the "Lease Term").

3.9.     Insurance.  Throughout  the  Lease Term, CPSC shall, at CPSC's expense,
         ---------
provide liability insurance. POC shall provide, at its expense, the insurance necessary for property damage as defined in Section 3.10 below.

3.10.     Damage or Destruction.  If the Pipelines and Transfer Terminal Assets,
          ---------------------
or any portion thereof, shall be damaged or destroyed during the Lease Term due to causes other than either a) Operator's failure to perform any obligations under the terms hereof (including Exhibit "B") or b) Operator's negligence then, POC may elect whether or not to repair or rebuild the Pipeline and Transfer Terminal Assets; provided, however, CPSC shall not have any duty, liability, or responsibility to perform any repairs, replacement, or reconstruction not fully funded by POC or insured; and also provided that if Operator shall proceed as promptly as practicable to complete such repair or rebuilding with all due diligence and due care and shall make available for inspection by POC as provided by Section 2.5 all work and materials used to repair or rebuild. In event of any such damage or destruction, and POC elects not to repair or rebuild, POC shall have the right to terminate the Lease and Operating Agreement forthwith and POC and CPSC shall negotiate to determine the unrecovered capital POC shall pay with any insurance proceeds; salvaged or income from reletting all or a portion of the Pipelines and Transfer Terminal to be subtracted from the unrecovered capital.

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
3.11.     Indemnification of POC.  Except as otherwise expressly provided below,
          ----------------------
from and after the effective date hereof, including the period of design, engineering and construction of the Pipelines, Transfer Terminal and Facilities and while CPSC is Operator of the Pipelines, CPSC shall defend, indemnify, and hold harmless POC, its officers, agents, representatives and employees from and against any and all claims, losses, damages, causes of action, suits, and liability of every kind (including, without limitation, expenses of litigation, court costs and attorneys' fees) of or by any person or entity (including, without limitation, CPSC and its employees) for injury to or death of any person or persons, or for damage to any property, arising out of or in connection with CPSC's operation, repair, replacement, or maintenance of the Pipeline Facilities, or the escape or loss of any gas or other substance therein or transported thereby, including, without limitation, injuries, death, or damages caused by POC's sole negligence or joint negligence except only injuries, death, or damages caused by POC's gross negligence or willful misconduct. THE PARTIES EXPRESSLY INTEND THAT THE INDEMNITY PROVIDED IN THIS SECTION 3.11 INCLUDES THE OBLIGATION OF CPSC TO INDEMNIFY AND PROTECT POC FROM THE CONSEQUENCES OF POC's OWN NEGLIGENCE, WHETHER THAT NEGLIGENCE IS THE SOLE OR A CONCURRING CAUSE OF THE INJURY, DEATH OR DAMAGE.

3.12.     Indemnification  of  CPSC.  For  claims,  losses,  damages,  causes of
          -------------------------
action, suits, and liability of every kind (including, without limitation, expenses of litigation, court costs and attorneys' fees) arising at any time, providing that such claim arises from POC's operation of the Pipeline Facilities and/or Transfer Terminal, POC shall defend indemnify and hold harmless CPSC its officers, agents, representatives and employees from and against any and all claims, losses, damages, causes of action, suits, and liability of every kind (including, without limitation, expenses of litigation, court costs and attorneys' fees) of or by any person or entity (including, without limitation, POC and its employees) for injury to or death of any person or persons, or for damage to any property, arising out of or in connection with POC's operation, repair, replacement, or maintenance of the Pipeline Facilities and/or Transfer Terminal, or the escape or loss of any product or other substance therein or transported thereby, including, without limitation, injuries, death, or damages caused by CPSC's sole negligence or joint negligence except only injuries, death, or damages caused by CPSC's gross negligence or willful misconduct. THE PARTIES EXPRESSLY INTEND THAT THE INDEMNITY PROVIDED IN THIS SECTION 3.12 INCLUDES THE OBLIGATION OF POC TO INDEMNIFY AND PROTECT CPSC FROM THE CONSEQUENCES OF CPSC's OWN NEGLIGENCE, WHETHER THAT NEGLIGENCE IS THE SOLE OR A CONCURRING CAUSE OF THE INJURY, DEATH OR DAMAGE.

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
3.13.     Maintenance.  The Rental payments set out in Section 3.2 shall include
          -----------
all routine maintenance as defined in contracting Operating Agreement Schedule A of Exhibit C. POC will be responsible for all other maintenance costs. In the event there is a change in regulations governing the operation of the Pipelines and Transfer Terminal Assets which results in a substantial increase in maintenance costs the parties agree to meet to arrive at a mutually agreeable adjustment to Rental.

3.14.     Progress  Reports.  CPSC  shall  provide  POC  progress  reports which
          ------------------
detail  the status of the construction and operation of the Pipeline Facilities.

4.     OPERATOR

4.1     Initial  Operator.  CPSC, or its designee, shall be the initial Operator
        -----------------
of the Pipelines and the Facilities. POC will be responsible for operations of the Transfer Terminal.

4.2     Operating  Agreement.  CPSC,  or its designee, acting as Operator of the
        --------------------
Pipeline Facilities shall be responsible for and act in accordance with the terms and provisions of the Contract Operating Agreement attached hereto as Exhibit "C" (the "Operating Agreement").

5.     OPTION  TO  PURCHASE

5.1.     Option  to  Purchase.  POC  shall have the following option to purchase
         --------------------
the Pipelines and Transfer Terminal, the Facilities and the Easements (the Pipeline and Transfer Terminal Assets) with closing to occur as set out in
Section  7.

5.1.1. POC shall have the option to purchase the Pipeline and Transfer Terminal Assets at the end of the tenth (10th) Lease Year, upon 180 days prior written notice. At Closing, POC shall pay to CPSC the sum of two million five hundred thousand dollars ($2,500,000.00) as consideration for the Pipeline and Transfer Terminal Assets.

5.1.2. If POC has not previously exercised its option to purchase, POC shall have the option to purchase the Pipeline and Transfer Terminal Assets with closing of such purchase transaction to take place on or before at the end of the fifteenth (15th) Lease Year, upon 180 days prior written notice. At Closing, POC shall pay to CPSC the sum of Fifty Thousand Dollars ($50,000.00) as consideration for the Pipeline and Transfer Terminal Assets.

5.2.     Option  Price.  In  the event POC exercises its option to purchase, the
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sum  set  forth in the applicable clause of Section 5.1 as the consideration for the Pipeline and Transfer Terminal Assets shall be the "Option Price" as used herein.

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
5.3.     Environmental  Due  Diligence.  At any time prior to POC exercising its
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option  to purchase, POC shall have access to the Pipeline and Transfer Terminal
Assets and all associated records for the purpose of monitoring and assessing the environmental condition of the Pipeline and Transfer Terminal Assets. Such monitoring and assessment may include not only a review of records and documents, but an assessment of the real and personal property associated with the Pipeline Facilities including but not limited to taking core samples and other samples for analysis.

6.     REPRESENTATIONS  AND  WARRANTIES;  COVENANTS

6.1.     Representations  and  Warranties of CPSC.  CPSC represents and warrants
         ----------------------------------------
to  POC:

6.1.1. that the execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of CPSC; and

6.1.2. that CPSC is a Texas corporation and has all requisite power and authority to enter into this Agreement and consummate the transactions contemplated hereby; and

6.1.3. that this Agreement constitutes the valid and legally binding obligation of CPSC, and the taking by CPSC of the actions contemplated hereby do not and will not violate or constitute a default under any material agreement, order, law, statute or regulation or result in the acceleration of any obligation, deed of trust, or indenture or other encumbrance to which CPSC is a party; and

6.1.4. that CPSC, or its designee, is duly qualified to own and to operate the Pipeline and Transfer Terminal Assets.

6.2.     Covenants  of CPSC.  CPSC covenants that CPSC will acquire and maintain
         ------------------
all permits required by CPSC to own and operate the Pipelines, Transfer Terminal and Facilities.

6.3.     Representations  and Warranties of POC.  POC represents and warrants to
         --------------------------------------
CPSC:

6.3.1. that the execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of POC; and

6.3.2. that POC is a Delaware corporation duly organized, validly existing, and in good standing under the laws of the States of Delaware and Texas, and has all requisite corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby; and

6.3.3. that this Agreement constitutes the valid and legally binding obligation of POC, and the taking by POC of the actions contemplated hereby do not and will not violate or constitute a default under any material agreement, order, law, statute or regulation; and

6.3.4. POC has granted to CPSC that all agreements and assets (except for accounts receivable and inventory) used as security for this lease, a first and superior lien to all other creditors and parties. If existing liens are in place, the current lienholders have subordinated the liens to CPSC; and

6.3.5. that POC, or its designee, is duly qualified to operate the Transfer Terminal.

7.     CLOSING  UNDER  OPTION  TO  PURCHASE

7.1.     Closing.  If  POC  exercises  its  option  to  purchase in a timely and
         -------
proper manner, POC and CPSC agree that the consummation of the sale and purchase of the Pipeline and Transfer Terminal Assets ("Closing") shall occur at a mutually agreed upon date at the end of the Lease Year for which POC exercised its option (i.e., the 10th, or 15th Lease Year, as applicable) ("Closing Date"). The Closing shall be held at the offices of CPSC at Two Allen Center, Suite 2250, Houston, Texas.

7.1.1.     Closing  Obligations.  At  the  Closing,  the  following events shall
           --------------------
occur, each event under the control of one party hereto being a condition precedent to the events under the control of the other party, and each event shall be deemed to have occurred simultaneously with the other events:

CPSC shall duly execute, acknowledge and deliver an Assignment and Bill of Sale ("Assignment"), substantially in the form set forth in Exhibit "E" attached hereto and made a part hereof;

7.1.2. If POC has not previously done so, POC shall pay to CPSC an amount equal to the total Option Price in immediately available funds by wire transfer to CPSC's account at Bank One Texas, N.A.-Houston, Texas, ABA Routing No. 111-000-614 Account No. 182-413-6335 for credit to CPSC; and

7.1.3. CPSC shall transfer and deliver or cause to be transferred and delivered to POC the original (or if an original is not available, then a true copy) of all relevant written instruments, documents and files, or relevant portions thereof, pertaining to the Pipeline and Transfer Terminal Assets which are within the possession or control of CPSC (other than material dealing with matters between CPSC and the contractor).

8.     OBLIGATIONS  AFTER  CLOSING;  DISCLAIMER  OF  WARRANTIES

8.1.     Indemnification  of  CPSC  after Closing.  If Closing occurs, POC shall
         ----------------------------------------
indemnify and hold harmless CPSC and its affiliates, and all their contractors, officers, agents and employees from and against all damages, demands, liabilities, losses, lawsuits (including, without limitation, court costs and reasonable attorneys' fees), costs, claims and causes of action (collectively referred to in this Section 8.1 as "Claims") that arise out of or in connection with any errors, defects or deficiencies in the engineering, the design or the construction of the Pipelines, Transfer Terminal and Facilities (including the Specifications) or the condition of the Pipeline and Transfer Terminal Assets, or that arise out of or in connection with the ownership, operation, maintenance, repair or replacement of the Pipeline and Transfer Terminal Assets after the Closing, provided, however, that POC shall have no indemnification obligation under this paragraph for any claim caused by CPSC's negligence or intentional acts.

8.2.     DISCLAIMERS  OF  WARRANTIES;  WAIVERS.  THE  PARTIES AGREE THAT, TO THE
         -------------------------------------
EXTENT REQUIRED TO BE OPERATIVE, THE FOLLOWING DISCLAIMERS OF WARRANTIES ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSES OF APPLICABLE LAW. THIS AGREEMENT IS MADE AND ACCEPTED, AND IF POC EXERCISES ITS OPTION TO PURCHASE THE ASSIGNMENT WILL BE MADE AND ACCEPTED, WITH THE UNDERSTANDING AND AGREEMENT OF THE PARTIES THAT IF POC EXERCISES ITS OPTION TO PURCHASE, THE PIPELINE AND TRANSFER TERMINAL ASSETS AND ALL PERSONAL PROPERTY, MACHINERY, FIXTURES, EQUIPMENT AND MATERIALS COVERED HEREBY SHALL BE SOLD AND ASSIGNED AND ACCEPTED BY POC IN THEIR CONDITION AT THAT TIME, "AS IS, WHERE IS, AND WITH ALL FAULTS" AT THAT TIME, WITHOUT ANY WARRANTIES WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, OF QUALITY, CONDITION, MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE OR USE, OR DESIGN,
PERFORMANCE, CONDITION, OR OF ANY OTHER KIND, ALL OF WHICH ARE EXPRESSLY DISCLAIMED; PROVIDED, HOWEVER, CPSC WARRANTS THAT THE PIPELINE FACILITIES ARE IN GOOD OPERATING ORDER AND WHILE CPSC WAS OPERATOR PIPELINE FACILITIES WERE OPERATED IN ACCORDANCE WITH ALL APPLICABLE LAWS AND REGULATIONS AND THAT THE FOREGOING DISCLAIMERS DO NOT NEGATE OR DETRACT IN ANY WAY FROM ANY WARRANTIES TO BE SET FORTH IN THE ASSIGNMENT.

9.     TAXES

9.1.     Sales  Taxes.     If the option to purchase provided for in Section 5.1
         ------------
is exercised, the Option Price provided for in Section 5.2 shall not include (and POC shall not otherwise pay CPSC for) any sales or use tax or other excise taxes, fees or levies. However, in the event that a taxing authority(ies) deems any such tax, fee or levy to arise out of or in connection with the exercise of the option to purchase under Section 5.1, POC shall be responsible for payment thereof and shall indemnify and hold CPSC harmless with respect to the payment of any such taxes, fees or levies. The Parties agree that, under no circumstance (other than challenge by a taxing authority) shall any sales or use tax, other excise tax, fees or levies be due prior to exercise of the option to purchase.

9.2.     Other  Taxes  and  Fees.     If  the option to purchase provided for in
         -----------------------
Section 5.1 is exercised, proration of ad valorem taxes, water taxes, hazardous waste taxes, utility and fuel charges, permit and inspection fees, and any other taxes levied on or with respect to the Pipeline and Transfer Terminal Assets (other than taxes covered in Section 9.1 above) shall be made as of the Closing Date specified in Section 7, with all such items attributable to the period prior the Closing Date to be for the sole account of CPSC, and all such items attributable to the period on or after the Closing Date to be for the sole account of POC.

9.3.     Cooperation.     Each  Party  shall  provide  the  other  party  with
         -----------
reasonable access to all relevant documents, data and other information which may be required by the other Party for the purpose of preparing tax returns and responding to any audit by any taxing jurisdiction. Each Party shall cooperate with all reasonable requests of the other Party made in connection with determining or contesting tax liabilities attributable to the Pipeline and Transfer Terminal Assets. Notwithstanding anything to the contrary contained in this Agreement, neither Party to this Agreement shall be required at any time to disclose to the other Party any tax returns or other confidential tax information.

10.     MISCELLANEOUS

10.1.     Commissions.  Whether  or  not  the  Closing  occurs,  (a)  CPSC shall
          -----------
indemnify and hold harmless POC from and against any and all liability for any brokers' of finders' fees arising with respect to any brokers or finders retained or engaged by CPSC in respect to the transactions contemplated by this Agreement, and (b) POC shall indemnify and hold harmless CPSC from and against any and all liability for any brokers' or finders' fees arising with respect to any brokers or finders retained or engaged by POC in respect to the transactions contemplated by this Agreement.

10.2.     Fees.  Each  Party  hereto shall bear and be responsible for all fees,
          ----
costs and expenses (including, without limitation, legal, accounting and engineering expenses) incurred by such party with respect to the negotiation and execution of this Agreement.

10.3.     Notices.  All  notices,  requests,  demands,  instructions  and  other
          -------
communications required or permitted to be given hereunder shall be in writing and shall be delivered personally, by messenger or mail courier service with receipt obtained thereby or mailed by registered mail, or certified mail, return receipt requested, postage prepaid, as follows:

If  to  POC,  addressed  to:

PENN  OCTANE  CORPORATION         and  PENN  OCTANE  CORPORATION
                                  ---
900  Veterans  Blvd.,  Suite 240       12118  South  Bloomfield
Redwood  City,  CA  94063              Santa  Fe  Springs,  CA  90620
Attention: Mr. Jerome B. Richter       Attention:  Financial  Officer

If  to  CPSC,  addressed  to:

CPSC  INTERNATIONAL
Two  Allen  Center,  Suite  2250
1200  Smith  Street
Houston,  Texas  77002
Attention:  Mr.  Eric  B.  DuBose

or to such other place as either party may designate as to itself by written notice to the other. All notices will be deemed given on the date of receipt at the appropriate address.

10.4.     Force Majeure.  A Party shall be excused from complying with the terms
          -------------
of this Agreement, except the payment term, if and for so long as such compliance is hindered, prevented or made unsafe by strikes or other labor disturbances, riots, wars (declared or undeclared), insurrection, rebellions, terrorist acts, civil disturbances, dispositions, acts of God, inability to obtain equipment, supplies or fuel which was not reasonably foreseeable, epidemics, lightning, earthquakes, fires, storms, hurricanes, floods, washouts, breakage or accident to machinery, equipment or lines of pipe, freeze-ups of lines of pipe or equipment, the necessity to make repairs or tests to lines of pipe or equipment, laws, rules, regulations, orders of governmental entities, agencies, or authorities, or by other act or cause, whether similar or dissimilar, which is reasonably beyond the control of such Party, such causes being herein sometimes called "Force Majeure." If any failure to comply with this Contract is occasioned by a governmental law, rule, regulation, disposition, or order and the affected Party is operating in accordance with accepted practice in the area of operations and is making reasonable effort to comply with such law, rule, regulation, disposition, or order, the matter shall be deemed beyond the control of the affected Party. In the event that either Party hereto is rendered unable, wholly or in part, temporarily or permanently, by any of these causes to carry out its obligations under this Contract, it is agreed that such Party shall give notice and details of such occurrence of Force Majeure, along with an estimate as to the time of delay, in writing to the other Party as promptly as possible after its occurrence. In such cases, such obligations of the Party giving the notice shall be suspended during the continuance of any inability so caused.

10.5.     Governing  Law.  THIS  AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH
          --------------
THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. IN THE EVENT OF ANY DISPUTE BETWEEN THE PARTIES, THEY SHALL USE THEIR BEST EFFORTS TO MUTUALLY AGREE UPON AN ALTERNATIVE FORM OF DISPUTE RESOLUTION ("ADR") BEFORE AN ADR PANEL OR ADR INDIVIDUAL IN HOUSTON, TEXAS; ANY JUDGMENT ENTERED THEREUPON SHALL BE FILED ONLY IN THE STATE OR FEDERAL COURTS OF TEXAS. IN THE EVENT OF (a) FAILURE TO AGREE ON ADR METHOD, (b) FAILURE TO CONSENT TO A NON-BINDING ADR DECISION, OR (c) APPEAL OF, OR CHALLENGE TO, AN ADR DECISION, THEN ANY LEGAL ACTIONS FILED MAY BE BROUGHT ONLY IN THE STATE OR FEDERAL COURTS AT HOUSTON, TEXAS. IF THERE IS ANY COURT RULING THAT MEXICO HAS JURISDICTION OVER ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE DISPUTE SHALL BE FINALLY SETTLED BY BINDING ARBITRATION UNDER THE RULES OF THE I.C.C. USING THREE ARBITRATORS TO BE CONDUCTED IN ENGLISH, IN HOUSTON, TEXAS.

10.6.     Assignment.  This  Agreement  shall  be  binding upon and inure to the
          ----------
benefit of the successors of the Parties, but shall not be assigned by either Party and if assignment is attempted it shall be null and void without the prior written consent of the other Party, which consent shall not unreasonably be withheld, except that assignment to a parent corporation, subsidiary of a parent corporation, or a successor to substantially all of the business of the Parties shall not require the other Party's consent to become effective. In any assignment the Assignor shall guarantee the full performance of the terms and conditions of this Agreement by the Assignee.

10.7.     Entire  Agreement;  Amendments.  This  Agreement  shall constitute the
          ------------------------------
entire agreement between the Parties with respect to the subject matter hereof, superseding any and all prior negotiations, discussions, agreements and understandings, whether oral or written, relating to such subject matter. This Agreement may not be amended, and no rights hereunder may be waived, except by a written document signed by the Party to be charged with such amendment or waiver.

10.8.     Severability.  If  any one or more of the provisions contained in this
          -------------
Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement.

10.9.     No  Consequential  or  Punitive  Damages.  In  the  event of breach or
          ----------------------------------------
violation of this Agreement, neither Party shall be entitled to recover consequential or punitive damages from the other Party, and each Party hereby waives any claim or right to consequential or punitive damages hereunder.

10.10.     Headings;  References.  The  headings of the articles and sections of
           ---------------------
this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement. References herein to an "Exhibit" shall be to an Exhibit of this Agreement unless a contrary intent is clearly stated.

10.11.     Counterparts.  This  Agreement may be executed by POC and CPSC in any
           ------------
number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.

10.12.     Recording  Fees.  POC  shall  pay  all recording fees relating to the
           ---------------
filing  of  instruments  transferring  title  from  CPSC  to  POC.

10.13.     Conflict.  In  the event of any conflict or inconsistency between the
           --------
Specifications and the terms and provisions of this Agreement, the terms and provisions of this Agreement shall prevail and govern.

10.14.     Publicity.  All  notices  to  third  parties  and  other  publicity
           ---------
concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between POC and CPSC; provided, however, no such notices or other publicity shall disclose the Option Price of the Pipeline and Transfer Terminal Assets, except as required by law. No Party shall act unilaterally in this regard without the prior written approval of the other, unless required by law.

10.15.     Waiver.  No  waiver  of  any  term,  provision  or  condition of this
           ------
Agreement shall be effective unless in writing signed by the parties hereto, and no such waiver shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement, unless specifically so stated in such written waiver.

10.16.     Facsimile.  Facsimile  copies  of  all documents required for Closing
           ---------
hereunder, including signatures thereon, shall constitute original copies thereof and shall be binding on the parties hereto. POC and CPSC will, within five (5) working days of the Closing Date, send to the other an original of all documents executed by the parties hereto for Closing.

10.17.     First  Right  of  Refusal.  If  CPSC  desires to sell this lease to a
           -------------------------
non-affiliated third party, CPSC shall notify POC of CPSC's offer and give POC ten (10) days to make a firm and binding offer with proof of financing to purchase this lease which is equivalent to or better than the offer to purchase that CPSC has presented to POC. If POC fails to make a binding offer as stated above within ten (10) days of receipt of CPSC's offer, then in that event, CPSC shall have the right to proceed with the sale of the lease to a third party.

     IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement as of the date first above written. POC is executing this Agreement subject to POC's Board of Directors' approval. Said approval will be confirmed by letter from Jerome Richter to CPSC.


CPSC:                             POC:

CPSC  INTERNATIONAL               PENN  OCTANE  CORPORATION

By:                               By:
       -------------------------         -------------------------

Name:  Eric  B.  DuBose           Name:  Jerome  Richter
       -------------------------         -------------------------

Title: President                  Title: Chief  Executive  Officer
       -------------------------         -------------------------

                                       19
                                   EXHIBIT "A"
                            DESIGN AND SPECIFICATIONS


CPSC INTERNATIONAL (CPSC) will design, construct, and own two (2) new Pipelines (8" and 6") and Transfer Terminal for PENN OCTANE CORPORATION (POC) from POC's LPG terminal in Brownsville, Texas to a prescribed location on the Mexican side of the Rio Grande River west of Matamoros, Tamaulipas, Mexico.

All of the design and construction of the proposed Pipelines and Transfer Terminal will be in accordance with the DOT CFR Title 49 Part 195, "Transportation of LPG Gas by Pipelines"; ANSI B31.8, "Gas Transportation Piping Systems", AI 1104, "Standard for Welding Pipelines and Related Facilities", CFR Title 29 Part 1910, "Occupational Safety and Health Standards (OSHA)", and applicable Pipeline Standard Specifications and Engineering Standards. All design will be to ANSI 600 and all facilities will be hydrostatically tested to 1800 psig.

                                   EXHIBIT "B"

                             OPERATING REQUIREMENTS


General  Description
--------------------

CPSC INTERNATIONAL (CPSC) will design, construct, own and operate two (2) new Pipelines (8" and 6") for PENN OCTANE CORPORATION (POC) from POC's LPG terminal in Brownsville, Texas to a prescribed location on the Mexican side of the Rio Grande River west of Matamoros, Tamaulipas, Mexico.

Scope  -  General  Design  Criteria
-----------------------------------

All of the design and construction of the proposed pipelines will be in accordance with the DOT CFR Title 49 Part 195, "Transportation of LPG Gas by Pipelines"; ANSI B31.8, "Gas Transportation Piping Systems", AI 1104, "Standard for Welding Pipelines and Related Facilities"; CFR Title 29 Part 1910, "Occupational Safety and Health Standards (OSHA)"; and applicable Pipelines Standard Specifications and Engineering Standards. All design will be to ANSI
600 and all facilities will be hydrostatically tested to 1800 psig unless directed otherwise by POC.

Schedule
--------

CPSC will commence the described activities as outlined in the contract immediately upon execution of the contract in order to meet the substantial completion date of May 1, 1999.

Project  Services
-----------------

In accordance and as per the terms of the contract CPSC will provide and be responsible for the following:

-     Final  Route  Selection
-     Final  Design  Layout  for  Transfer  Terminal
-     Engineering  Design  per  Function  Code  Specifications for LPG Pipelines
-     Project  Management  and  Material  and  Equipment  Procurement
-     Construction
-     100%  X-Ray
-     Hydrostatically  tested,  dried  and  cleaned  to  -0  F.
-     Inspection
-     Cathodic  protection

-     Capital  funding  (interim/long  term)
-     Construction  Insurance
-     Operation  and  routine  maintenance  of  pipeline  and  facilities

In  accordance and as per the terms of the contract POC will be responsible for:

-     Sales  Tax  on  product  sale.

                                   EXHIBIT "C"

                          CONTRACT OPERATING AGREEMENT


THIS CONTRACT OPERATING AGREEMENT ("Operating Agreement") is made and entered into as of the ___ day of __________, 1999, by and between CPSC INTERNATIONAL ("CPSC" or "Operator"), a Texas corporation, and PENN OCTANE CORP. ("POC"), a ________________ corporation (hereinafter referred to collectively as the "Parties" and individually as a "Party" where either POC or CPSC could apply).

WHEREAS, CPSC is the owner of the "Pipelines and Transfer Terminal" hereinafter described and concurrent CPSC and POC shall enter into an Agreement for lease of the Pipelines and Transfer Terminal to POC under the terms of the Lease/Installment Purchase Agreement, hereinafter described; and pursuant to the Lease/Installment Purchase Agreement, CPSC has agreed to operate the Pipeline
Facilities on a contract basis in accordance with the terms, conditions and provisions of this Operating Agreement; and

WHEREAS, POC may take over operatorship of the Pipeline Facilities at some time in the future; and

WHEREAS, throughout this Exhibit the reference to Operator will refer to CPSC; NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

I.     SCOPE  OF  OPERATING  AGREEMENT

1.1     General.  This Operating Agreement is entered into pursuant to the terms
        -------
of the Lease Installment Purchase Agreement for two (2) 7-mile Pipelines and Transfer Terminal ("Lease Installment Purchase Agreement") between POC and CPSC
dated                    .  All  capitalized  terms  used  in  this  Operating
Agreement which are defined in the Lease/Installment Purchase Agreement shall have the respective meanings assigned to such terms in the Installment Purchase Agreement; and, as used herein, the term "Pipeline Facilities" shall include the Pipelines and the Facilities. The effective date of this Operating Agreement ("Effective Date") is the same date as the Lease Effective Date. Under the terms, conditions and provisions of this Operating Agreement, Operator agrees to furnish all expertise, services, materials, equipment, supplies and labor for the operation of the Pipeline Facilities and routine maintenance thereof, as described in Exhibit "A" ("Operations and Routine Maintenance").

1.2     Operator.  CPSC  shall  serve  as  the  operator  of  the  Pipelines and
        --------
Facilities ("Operator") pursuant to the terms of this Operating Agreement and subject to the terms of the Lease/Installment Purchase Agreement. In accordance with this Operating Agreement, Operator shall perform Operations and Routine
Maintenance for and on behalf of POC and in POC's name; and POC hereby constitutes and appoints Operator the agent and attorney in fact for POC, hereby authorizing and empowering Operator in the name and on behalf of POC to do and perform any and all acts that Operator shall, in the exercise of its sole judgment deem or find necessary, requisite, or proper for the efficient performance of Operations and Routine Maintenance, subject to the limitations contained in this Operating Agreement.

1.3      Independent  Contractor  Relationship.  The relationship of Operator to
         -------------------------------------
POC shall be that of an independent contractor, Operator not being subject to the control or direction of POC, and POC being interested only in the results to be obtained. All employees shall be the employees of Operator, and not of POC. Hours of work, compensation of employees, and similar matters shall be within the discretion of Operator and will be performed in a good and workmanlike manner.

1.4     Performance.  Operator  shall  have  full  control  of  the  Pipeline
        -----------
Facilities  and  the  operation thereof as permitted and required by, and within
        -
the limits of, this Operating Agreement. Operator shall conduct all its activities under this Operating Agreement in accordance with applicable laws and regulations and industry standards, and in a good and workmanlike manner.

II.     RESPONSIBILITIES  OF  OPERATOR

2.1     General  Responsibilities  of  Operator.  Subject  to  the  terms  and
        ---------------------------------------
provisions of this Operating Agreement, Operator shall, at Operator's expense, operate and perform maintenance of the Pipeline and Facilities Assets as described in Schedule A.

2.2     Normal  Operations.  It  is  contemplated  that  normal  operations will
        ------------------
include  operating  the Pipelines for the transportation of Liquid Petroleum Gas
(LPG) from POC's Brownsville Terminal to said Transfer Terminal located in Matamoros, Tamaulipas, Mexico. POC shall communicate fully with Operator regarding operations. Operator shall use all reasonable efforts to make and to implement operating decisions that will minimize any adverse effect on the transmission of LPG through the Pipelines. If the implementation of an operational decision during a non-emergency situation could reasonably be anticipated to impair the transmission of LPG through the Pipelines at the rate such LPG is scheduled to be taken, Operator shall use all reasonable efforts to give POC twenty-four (24) hours prior notice of any such decision.

2.3     Emergencies.  Notwithstanding  any  other  provision  of  this Operating
        -----------
Agreement, in case of explosion, fire, flood, extreme cold, freezing or other sudden emergency, or sudden major interruption of the operation of the Pipeline Facilities, or any part thereof, Operator shall notify POC as soon as possible and communicate Operator's recommendation for protective, remedial and other actions, but where the situation does not permit time for obtaining POC's specific approval, the prior approval of POC shall not be a prerequisite to Operator's taking such steps and incurring such costs as, in Operator's judgment, are required to deal with such emergency or interruption or to safeguard life and/or property in such event; provided, however, that Operator shall, as promptly as possible, report such emergency or interruption to POC and endeavor to secure from POC authorization required for any further action or expenditure. Operator shall also promptly make any required reports of such emergency or interruption to federal, state or local regulatory authorities having jurisdiction.

2.4     Records  and  Reports.  Operator  shall  retain  all  records,  books of
        ---------------------
account, reports and other documents related to the operation and maintenance of the Pipelines for a period of two (2) years from the date of completion of the activity to which such records relate, or such longer period as specified by law in the case of those records which by government regulations must be retained for a longer period of time.

2.5     Employees,  Consultants  and  Subcontractors.
        --------------------------------------------

2.5.1 All personnel engaged or directed by Operator in the performance of Operator's duties and obligations under this Operating Agreement and all contractors (and their subcontractors) and consultants retained by Operator shall be duly qualified and experienced to perform such duties and obligations. Operator shall require such Persons to comply with all relevant laws, statutes, ordinances, safety codes, regulations and rules of governmental authorities applicable to the Pipelines.

2.5.2 Operator shall maintain and shall require all contractors (and their subcontractors) performing services in connection with the Pipelines to maintain in force and effect Worker's Compensation insurance coverage as required by the laws of Texas.

2.5.3 Operator shall implement and enforce an appropriate safety program and shall use its best efforts to cause all employees, contractors, subcontractors, consultants, vendors and suppliers to perform their services in a safe, sound, workmanlike and prudent manner, in accordance with industry practices and applicable laws, rules, regulations and safety codes.

III.     PAYMENTS  AND  RELATED  MATTERS

3.1     Monthly  Statements.  For  informational  purposes  only, on a requested
        -------------------
basis, Operator shall prepare and deliver to POC a written itemization of all expenditures for labor, material, Subcontractors' fees and other costs incurred by Operator in connection with routine maintenance expenses.

3.2     Account  Books.  Operator  shall maintain records of costs, expenses and
        --------------
expenditures incurred in performing any of its obligations under this Operating Agreement, so as to provide POC with the information required for accounting, regulatory, tax (including federal, state and local), insurance, financing, and other reasonable purposes.

3.3     Review  of  Records.  POC  shall  have the right at all reasonable times
        -------------------
during ordinary business hours to examine and make copies of the books of account and records maintained by Operator regarding the Pipelines, including the records maintained pursuant to Sections 2 and 3 of this Operating Agreement. Such right may be exercised through an agent or employee designated in writing, or by an independent accountant or attorney so designated. POC shall bear all expenses incurred in connection with any such inspection, examination or copying.

3.4     Access.  Operator  shall permit POC, at POC's risk, full and free access
        ------
to  the  Pipeline  Facilities  at  all  reasonable  times.

VI.     TERM

4.1     Term.  This  Operating  Agreement  shall  become  effective  as  of  the
        ----
Effective  Date  and  shall continue in force and effect for a period of fifteen
(15) years, and from year to year thereafter; or until terminated in accordance with the said Lease/Installment Purchase Agreement.

4.2     Termination  by  POC.  This Operating Agreement may be terminated at any
        --------------------
time by POC (i) in the event Operator violates any safety standard or code and does not remedy such situation within thirty (30) days after notice, or (ii) in the event Operator breaches any other provision hereof or fails or refuses to timely perform any of its duties hereunder and fails or refuses to cure such deficiency or default within thirty (30) days after receipt of notice of such default by POC. If Operator becomes insolvent, bankrupt or is placed in receivership, it shall be deemed to have resigned as Operator, and this Operating Agreement shall terminate. If a petition for relief under the federal bankruptcy laws is filed by or against Operator, and the removal of Operator and/or the termination of this Operating Agreement is prevented by the federal bankruptcy court, then at POC's option, POC, Operator and a third Party selected by POC shall comprise an interim operating committee to serve until Operator has elected to reject or to assume this Operating Agreement, and all actions shall require the agreement of two (2) members of the operating committee.

4.3     Effect.  Termination  of  this  Operating  Agreement  shall  not relieve
        ------
either Party of any obligation or liability on account of obligations accruing or conduct or events occurring prior to the date of such termination.

4.4 All other terms and conditions of the Lease Installment Purchase Agreement are hereby incorporated by reference.

EXECUTED  as  of  the  date  first  above  written.


CPSC  INTERNATIONAL               PENN  OCTANE  CORPORATION

By:                               By:
--------------------------------  ---------------------------------

Printed  Name:  Eric  B.  DuBose  Printed  Name:  ________________
--------------------------------  ---------------------------------

Title:  President                 Title:  ________________________
--------------------------------  ---------------------------------

                                   Schedule A

                            (of Operating Agreement)
                         _______________________________


SERVICES  PROVIDED:

1.     Operator  will  provide  the  following  documentation  services:

- Document maintenance activities and inspections for the activities listed in items 2 through 4 below as necessary to comply with existing Department of Transportation (DOT) and Texas Railroad Commission (TRC) requirements and OSHA.

2.     Operator  will  provide the following operating and engineering services:

-     Maintain  and update as needed all drawings and alignment maps.  (DOT/TRC)

- Perform 24 hour pipeline surveillance via SCADA or similar monitoring equipment.

3. Open/shut appropriate valves to start/end all deliveries that require manual operations and coordinate all such activity with the appropriate POC personnel.

- Inspect corrosion coupons and/or test spool pieces, change them when, in operator's judgement it is necessary, and report findings to POC semiannually or more frequently if in operator's judgment circumstances warrant. (DOT/TRC)

-     Perform  annual  cathodic  protection  surveys.  (DOT/TRC)

-     Review  operating  and  maintenance  manuals  annually.  (DOT/TRC)

4.     Operator  will  provide  the  following  measurement  services:

- Prove each meter up to once per three (3) month for the purpose of assuring accurate measurement or as reasonably requested by POC to ensure accurate measurement.

-     Identify  volume  discrepancies  in  a  timely  manner.

- Provide daily and monthly summary of measurement figures into and out of the pipeline to the appropriate POC personnel.

- Calibrate instrumentation semiannually and inspect relief valves semiannually. (DOT/TRC)

5.     Operator  will  provide  only the following routine maintenance services:

-     Perform  ROW  patrols  as  required  by  existing  regulation.  (DOT/TRC)

- Perform ROW maintenance (mowing, clearing, and replacing and painting markers, vents and fence posts). (DOT/TRC)

-     Inspect  fire  extinguishers  monthly.  (OSHA)

- Provide inspection during foreign construction activities and respond to "one-calls".

-     Inspect  mainline  block  valves  semiannually.  (DOT/TRC)

-     Perform  annual  gas  line  leak  survey.  (DOT/TRC)

-     Inspect  above  ground  piping  and  spans  every  five  (5) years.  (TRC)

6. Operator will provide the following Scheduling and Control Room Operating services:

- Schedule the pipeline transportation service to meet whenever feasible POC's operational requirements in a safe and efficient manner.

- Provide twenty-four (24) hour Control Center coverage including maintaining the on-line computer system.

                                   EXHIBIT "D"

                      CERTIFICATE OF SUBSTANTIAL COMPLETION


REFERENCE for all purposes is hereby made to that certain Lease/Installment Purchase Agreement ("Agreement") for two (2) 7-mile Pipelines and Transfer Terminal dated ____________ _____, 1999, between PENN OCTANE CORPORATION ("POC") and CPSC INTERNATIONAL ("CPSC"). Capitalized terms which are defined in the Agreement are used in this Certificate with the same meaning.

Pursuant to the terms of Section 3.6. of the Agreement, POC and CPSC agree, certify, and acknowledge as follows:

(1)          Substantial  Completion  date  occurred  on,  ____,  199.

(2)          The  Lease  Effective  Date  is,  199__.

(3) The Pipelines, Transfer Terminal and the Facilities are leased to POC under the terms of the Agreement effective as of the Lease Effective Date.

(4) The Lease Term commenced on the Lease Effective Date and will end on _________, 2014 , unless and until the option to purchase provided for in
Article V is exercised, in which case the Lease Term shall end at the end of the Lease Year for which POC exercises its option (i.e., the 10th, or 15th Lease Year, as applicable).

(5)     The  Operating  Agreement  became effective on the Lease Effective Date.


EXECUTED  this  day  of,  199.


PENN  OCTANE  CORPORATION

By:     _______________________________________


CPSC  INTERNATIONAL

By:     _______________________________________

                                   EXHIBIT "E"

                           ASSIGNMENT AND BILL OF SALE


     This ASSIGNMENT AND BILL OF SALE ("Assignment") is made and entered into by and between CPSC INTERNATIONAL, a Texas corporation, with an office at Two Allen Center, Suite 2250, 1200 Smith Street, Houston, Texas 77002 ("Assignor"), and PENN OCTANE CORPORATION, a Delaware corporation, with an office at 900 Veterans Blvd., Suite 240, Redwood City, CA 94063 ("Assignee"), pursuant to that certain Lease/Installment Purchase Agreement ("Purchase and Sale Agreement") dated November 24, 1998, between Assignor and Assignee.

     For and in consideration of the premises and the sum of Ten Dollars and other valuable consideration, the receipt of which is hereby acknowledged, Assignor hereby SELLS, TRANSFERS AND ASSIGNS to Assignee all of the following described property;

(a) Those certain Pipelines and Transfer Terminal located in Matamoros, Tamaulipas, Mexico, described in Exhibit "A" attached hereto, together with all vents, casings, valves, cathodic protection devices and other property and equipment constructed on, affixed to or installed on said pipelines (collectively, the "Pipeline, Transfer Terminal and Facilities"); and

(b) To the extent of Assignor's ability to transfer the same, all of Assignor's right, title, and interest in and to the pipelines a right-of-way easements, licenses, and permits (collectively, the "Easements");

     TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns. This Assignment is made by Assignor and accepted by Assignee subject to the following:

1. This Assignment is made subject to the terms and provisions of the Purchase and Sale Agreement, to the terms and provisions of the right-of way easements and licenses in which the Pipeline Facilities and Transfer Terminal are located, and to the following, to the extent the same are valid and subsisting and pertain to the Pipeline Facilities, Transfer Terminal and Easements in which they are located: any and all restrictions, covenants, conditions, easements, licenses, leases and other matters of record in the
public  records  of                    ,  and  zoning  laws,  regulations  and
ordinances  of  municipal  and  other  governmental  authorities.

2. Assignor hereby binds Assignor and its successors to warrant and forever defend all and singular the title to the Pipeline Facilities and Transfer Terminal, subject as aforesaid, unto Assignee, its successors and assigns, against the claims of all persons lawfully claiming or to claim the same or any part thereof by, through or under Assignor, but not otherwise.

3. THE PIPELINE FACILITIES AND TRANSFER TERMINAL ARE SOLD AND ASSIGNED AND ACCEPTED BY ASSIGNEE "AS IS, WHERE IS," AND IN THEIR PRESENT CONDITION, AND "WITH ALL FAULTS," WITHOUT ANY WARRANTIES WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, OF QUALITY, CONDITION, MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE OR USE, DESIGN, PERFORMANCE, CONDITION, OR OF ANY OTHER KIND, ALL OF WHICH ARE EXPRESSLY DISCLAIMED; PROVIDED, HOWEVER ASSIGNOR WARRANTS THAT THE PIPELINE FACILITIES ARE IN GOOD OPERATING ORDER AND THAT WHILE ASSIGNEE WAS OPERATOR UNDER THE OPERATING AGREEMENT THE PIPELINE FACILITIES WERE OPERATED IN ACCORDANCE WITH ALL APPLICABLE LAWS AND REGULATIONS AND THAT THE FOREGOING DISCLAIMERS DO NOT NEGATE OR DETRACT IN ANY WAY FROM ANY WARRANTIES SET FORTH IN PARAGRAPH 2 OF THIS ASSIGNMENT.

EXECUTED  THIS  THE  _____  DAY  OF  ________________.


                         CPSC  INTERNATIONAL

                         By:
                             ----------------------------
                             Eric  B.  DuBose,  President

                                   EXHIBIT "F"

                                ESCROW AGRREMENT


AGREEMENT made as of this ________day of _________________, 19__, by and between __________________________________, a____________________ corporation
("___________")  and  _________________________________ ________________ Bank as
escrow  agent  (the  "Escrow  Agent").

                                   WITNESSETH:

WHEREAS,

NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, the parties hereto agrees as follows:

1.     Acceptance  by  Escrow  Agent
       -----------------------------

The Escrow Agent hereby accepts the appointment as escrow agent hereunder and agrees to act on the terms and conditions hereinafter set forth.

2.     Investment  of  Escrow  Fund
       ----------------------------

The Escrow Agent shall invest the Escrow Fund, upon the express written direction of _______________________________, in one or more of the following investments:

3.     Rights  and  Responsibilities  of  Escrow  Agent
       ------------------------------------------------

The acceptance by the Escrow Agent of its duties hereunder is subject to the following terms and conditions, which the parties to this Agreement hereby shall govern and control with respect to the Escrow Agent's rights, duties, liabilities and immunities.

(a) The Escrow Agent shall act hereunder as a depository only, and it shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any document furnished to the Escrow agent or any asset deposited with it.

(b) The Escrow Agent shall be protected in acting upon written instructions from _____________________ if it, in good faith, believes such written instructions to be genuine and what it purports to be.

__________________shall from time to time file with the Escrow Agent a certified copy of each resolution of its Board of Directors authorizing the person or persons to give written instructions. Such resolution shall specify the class of instructions that may be given by each person to the Escrow Agent, under this Agreement, together with certified signatures of such persons authorized to sign. This shall constitute conclusive evidence of the authority of the signatories designated therein to act. It shall be considered in full force and effect with the Escrow Agent fully protected in acting in reliance thereon unless and until it receives written notice to the contrary.

(c) The Escrow Agent shall not be liable for any error of judgment or for any action taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith except its own gross negligence or willful misconduct.

(d)     ____________________and ___________________agree to indemnify the Escrow
Agent and hold it harmless from and against any loss, liability, expenses (including reasonable attorneys' fees and expenses), claim or demand arising out of or in connection with the performance of its obligations in accordance with the provisions of this Escrow Agreement, except for the gross negligence or willful misconduct of the Escrow Agent. These indemnities shall survive the resignation of the Escrow Agent or the termination of this Escrow Agreement.

(e) The Escrow Agent shall have no duties except those specifically set forth in this Agreement. This Agreement represents the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes any and all other and prior agreements between them.

(f) The Escrow Agent shall have the right at any time it deems appropriate to seek an adjudication in court of competent jurisdiction as to the respective rights of the parties hereto and shall not be held liable by any party hereto for any delay or the consequences of any delay occasioned by such resort to court.

(g) The fee of the Escrow Agent for its services hereunder shall be paid by ________________ in accordance with the standard schedule of charges in effect when services are rendered. Such schedule will be furnished upon request.

4.     Statements
       ----------

During the term of this Agreement, the Escrow Agent shall provide _________________________with monthly statements containing the beginning balance in the escrow account as well as all principal and income transactions for the statement period. ___________________________ shall be responsible for reconciling such statements. The Escrow Agent shall be forever released and discharged from all liability with respect to the accuracy of such statements, except with respect to any such act or transaction as to which ____________________________shall, within 90 days after the furnishing of the statement, file written objections with the Escrow Agent.

5.     Distributions
       -------------

The Escrow Agent shall distribute the Escrow Funds from time to time, in accordance with the instructions contained in written statements provided to the Escrow Agent by _________________________________________.

6.     Income
       ------

All income, including interest and dividends, earned on the Escrow Fund deposited hereunder (hereinafter called the "Income") shall be added to and held in the Escrow Account created hereunder.

7.     Tax  Identification  Number
       ---------------------------

All interest accrued in the Escrow Fund shall be for the account of _________________ and shall be reported under applicable federal regulations using the tax identification number of ___________________________, which is
#_____________________________.

8.     Indemnification  as  to  Taxes,  Penalties  and  Interest
       ---------------------------------------------------------

____________________ shall indemnify and hold harmless the Escrow Agent against and in respect of any liability for taxes and for any penalties or interest in respect of taxes attributable to the investment of funds held in escrow by Escrow Agent pursuant to this Agreement.

9.     Amendment
       ---------

This Agreement may not be amended or supplemented and no provision hereof may be modified or waived, except by an instrument in writing, signed by all of the parties hereto.

10.     Termination
        -----------

The purpose of this Escrow Agreement and the terms hereof shall terminate on the earlier of ____________________or _______________________. Upon the termination of this Agreement and upon the delivery of all or any portion of the Escrow Funds by the Escrow Agent, in accordance with the terms hereof, the Escrow Agent shall be relieved of any and all further obligations hereunder.

11.     Resignation
        -----------

The Escrow Agent may resign at any time by giving thirty (30) days written notice of such resignation to _____________________________. If no successor Escrow Agent has been named at the expiration of the thirty (30) day period, the Escrow Agent shall have no further obligation hereunder except to hold the Escrow Funds as a depository. Upon notification by __________________ of the appointment of the successor, the Escrow Agent shall promptly deliver the Escrow Fund and all materials in its possession relating to the Escrow Fund to such successor, and the duties of the resigning Escrow Agent shall thereupon in all respects terminate, and it shall be released and discharged from all further obligations hereunder. Similarly, the Escrow Agent may be discharged from its duties as Escrow Agent under this Agreement upon thirty (30) days written notice from _________________________ and upon payment of any and all fees due to Escrow Agent. In such event, the Escrow Agent shall be entitled to rely on instructions from ___________________ as to the disposition and delivery of the Escrow Fund.

12.     Execution
        ---------

This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts together shall constitute one and the same instrument. The effective date of this Agreement shall be the date it is executed by the last party to do so.

13.     Miscellaneous
        -------------
All covenants and agreements contained in this Agreement by or on behalf of the parties hereto shall bind and inure to the benefit of such parties and their respective heirs, administrators, legal representatives, successors and assigns, as the case may be. The headings in this Agreement are for convenience of reference only and shall neither be considered as part of this Agreement, nor limit or otherwise affect the meaning hereof. This Agreement shall be construed and enforced in accordance with the laws of ________________________.

14.     Notices
        -------
All instructions, notices and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed by first class, registered mail, return receipt requested, postage prepaid, and addressed as follows:

(a)  If  to  ________________________________________________

(b)  If  to  ________________________________________________

(c)  If  to  the  Escrow  Agent:


IN WITNESS THEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

(NAME  OF  COMPANY)

By:  ___________________________

Name:  _________________________

Title:  ________________________


as  (ESCROW  AGENT)

By:  ___________________________

Name:  _________________________

Title:  ________________________